================================================================================
SEC 1398(8-01) Persons who respond to the collection of information contained in this form are not Previous versions obsolete required to respond unless the form displays a currently valid OMB control number
================================================================================
                                                   =============================
                                                   OMB APPROVAL
                                                   OMB Number: 3235-0066
                                                   Expires: July 31, 2004
                                                   Estimated average burden
                                                   hours per response. . . 12.00
                                                   =============================

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)

                  TEXAS                                  75-1927578
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

         17811 WATERVIEW PARKWAY                           75252
              DALLAS, TEXAS                              (Zip Code)
(Address of Principal Executive Offices)

                                   ----------

                  INTERVOICE, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                   ----------

           ROB-ROY J. GRAHAM                                  Copy to:
       EXECUTIVE VICE PRESIDENT,                          DAVID E. MORRISON
 CHIEF FINANCIAL OFFICER AND SECRETARY              FULBRIGHT & JAWORSKI, L.L.P.
           INTERVOICE, INC.                               2200 ROSS AVENUE
        17811 WATERVIEW PARKWAY                              SUITE 2800
          DALLAS, TEXAS 75252                            DALLAS, TEXAS 75201
(Name and address of agent for service)                    (214) 855-8000

                                 (972) 454-8712
                          (Telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
        Title of                                        Proposed          Proposed Maximum            Amount
       Securities                 Amount                Maximum               Aggregate                 of
          to be                    to be             Offering Price           Offering             Registration
     Registered (1)           Registered (2)         per Share (3)            Price (3)                 Fee
-------------------------- ---------------------- --------------------- ---------------------- ----------------------

      Common Stock,
      no par value            500,000 shares             $1.39                $695,000                $63.94
        per share
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers an equal number of Preferred Share Purchase Rights issuable pursuant to Intervoice, Inc.'s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($1.39) as reported on the Nasdaq National Market on November 14, 2002.

================================================================================

Documents Incorporated by Reference.

         The contents of the Registration Statement (the "Prior Registration Statement") of Intervoice, Inc. (the "Registrant") on Form S-8, Registration No. 333-68103, filed with the Securities and Exchange Commission on November 30, 1998, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

Amendments to the Plan.

         On June 20, 2002, the Board of Directors of the Registrant adopted amendments to the Registrant's Employee Stock Purchase Plan (the "Plan") that increased from 1,000,000 to 1,500,000 the aggregate number of shares of the Registrant's common stock, no par value per share ("Common Stock"), reserved for issuance under the Plan. The amendment was approved by the shareholders of the Registrant on August 28, 2002.

Exhibits.

         In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement.

         4.1      Intervoice, Inc. Employee Stock Purchase Plan, as amended.

         5.1 Opinion of Fulbright & Jaworski, L.L.P., regarding 500,000 shares of Common Stock.

         24.1 Consent of Ernst & Young, L.L.P., independent public accountants, to incorporation of report by reference.

         24.2 Consent of counsel (included in the opinion Fulbright & Jaworski, L.L.P., filed herewith as Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 20th day of November, 2002.

                                         INTERVOICE, INC.
                                         (Registrant)

                                         By: /s/ DAVID W. BRANDENBURG
                                             -------------------------------
                                             David W. Brandenburg
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The undersigned persons hereby constitute and appoint David W. Brandenburg and Rob-Roy J. Graham, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                                   Title                                            Date
---------                                   -----                                            ----


/s/ DAVID W. BRANDENBURG                    Chairman of the Board of Directors               November 20, 2002
----------------------------------          and Chief Executive Officer
David W. Brandenburg


/s/ ROB-ROY J. GRAHAM                       Executive Vice President, Chief
----------------------------------          Financial Officer and Secretary                  November 20, 2002
Rob-Roy J. Graham                           (Principal Financial Officer and
                                            Principal Accounting Officer)


/s/ JOSEPH J. PIETROPAOLO                   Director                                         November 20, 2002
----------------------------------
Joseph J. Pietropaolo


/s/ GEORGE C. PLATT                         Director                                         November 20, 2002
----------------------------------
George C. Platt


                                            Director                                         November __, 2002
----------------------------------
Grant A. Dove


/s/ JACK P. REILY                           Director                                         November 20, 2002
----------------------------------
Jack P. Reily


/s/ GERALD F. MONTRY                        Director                                         November 20, 2002
----------------------------------
Gerald F. Montry

                                INDEX TO EXHIBITS



   Exhibit Number                        Exhibit
   --------------                        -------

         4.1      Intervoice, Inc. Employee Stock Purchase Plan, as amended.

         5.1 Opinion of Fulbright & Jaworski, L.L.P., regarding 500,000 shares of Common Stock.

         24.1 Consent of Ernst & Young, independent public accountants, to incorporation of report by reference.

         24.2     Consent of counsel (included in the opinion of Fulbright &
                  Jaworski, L.L.P., filed herewith as Exhibit 5.1).